Exhibit 99.1

925 North Eldridge Parkway Houston, TX 77079-1175 Media Relations: 281-293-1149 www.conocophillips.com/media

NEWS RELEASE

Sept. 13, 2022

ConocoPhillips Appoints Dennis V. Arriola to its Board of Directors

HOUSTON – ConocoPhillips (NYSE: COP) today announced that its board of directors has elected Mr. Dennis V. Arriola to serve as a board member.

Mr. Arriola has spent more than 28 years in the energy sector, most recently serving as chief executive officer of Avangrid, Inc. Prior to joining Avangrid, Mr. Arriola served as executive vice president and group president and chief sustainability officer at Sempra Energy. Throughout his career, Mr. Arriola has served in a broad range of leadership positions in gas and electric utilities as well as renewables, including as chairman, president and chief executive officer of Southern California Gas Co., senior vice president and chief financial officer of both San Diego Gas & Electric and Southern California Gas Co., vice president of communications and investor relations for Sempra, and regional vice president and general manager of Sempra’s South American operations.

“We are pleased to add Dennis to the ConocoPhillips board of directors,” said Ryan Lance, chairman and chief executive officer. “Dennis brings valuable perspective and expertise in the energy sector, particularly in renewables and low carbon energy. We look forward to his contributions as we deliver on our Triple Mandate of meeting energy transition pathway demand, generating competitive returns on and of capital, and achieving our net-zero emissions ambition.”

Mr. Arriola previously served on the boards of Avangrid, Inc., the California Latino Economic Institute, the U.S. Chamber of Commerce, the California Business Roundtable, the Edison Electric Institute, and the boards of several Sempra operating companies, including Infraestructura Energética Nova, a publicly traded company in Mexico, Luz del Sur SAA, a publicly traded company in Peru, and Chilquinta Energía in Chile.

The appointment of Mr. Arriola increases the number of ConocoPhillips directors to 14, of which 12 are independent. Mr. Arriola will serve on the Human Resources and Compensation Committee and the Audit and Finance Committee of the ConocoPhillips board.

About ConocoPhillips

ConocoPhillips is one of the world’s leading exploration and production companies based on both production and reserves, with a globally diversified asset portfolio. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 13 countries, $94 billion of total assets and approximately 9,400 employees at June 30, 2022. Production averaged 1,720 MBOED for the six months ended June 30, 2022, and proved reserves were 6.1 BBOE as of Dec. 31, 2021. For more information, go to www.conocophillips.com.

Contacts

Dennis Nuss (media)
281-293-1149
dennis.nuss@conocophillips.com

Investor Relations
281-293-5000
investor.relations@conocophillips.com

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined under the federal securities laws. Forward-looking statements relate to future events, plans and anticipated results of operations, business strategies, and other aspects of our operations or operating results. Words and phrases such as “anticipate," “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict," “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include the impact of public health crises, including pandemics (such as COVID-19) and epidemics and any related company or government policies or actions; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes resulting from any ongoing military conflict, including the conflict between Russia and Ukraine and the global response to it, or from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and the resulting company or third-party actions in response to such changes; changes in commodity prices, including a prolonged decline in these prices relative to historical or future expected levels; insufficient liquidity or other factors, such as those listed herein, that could impact our ability to repurchase shares and declare and pay dividends such that we suspend our share repurchase program and reduce, suspend, or totally eliminate dividend payments in the future, whether variable or fixed; changes in expected levels of oil and gas reserves or production; potential failures or delays in achieving expected reserve or production levels from existing and future oil and gas developments, including due to operating hazards, drilling risks or unsuccessful exploratory activities; unexpected cost increases, inflationary pressures or technical difficulties in constructing, maintaining or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; investment in and development of competing or alternative energy sources; disruptions or interruptions impacting the transportation for our oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships, including the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of our business, including any sanctions imposed as a result of any ongoing military conflict, including the conflict between Russia and Ukraine; our ability to collect payments when due under our settlement agreement with PDVSA; our ability to collect payments from the government of Venezuela as ordered by the ICSID; our ability to complete any announced or any future dispositions or acquisitions on time, if at all; the possibility that regulatory approvals for any announced or any future dispositions or acquisitions will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of the transactions or our remaining business; business disruptions following the acquisition of assets from Shell (the “Shell Acquisition”) or any other announced or any future dispositions or acquisitions, including the diversion of management time and attention; the ability to deploy net proceeds from our announced or any future dispositions in the manner and timeframe we anticipate, if at all; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation, including litigation related directly or indirectly to our transaction with Concho Resources Inc.; the impact of competition and consolidation in the oil and gas industry; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; general domestic and international economic and political conditions or developments, including as a result of any ongoing military conflict, including the conflict between Russia and Ukraine; the ability to successfully integrate the assets from the Shell Acquisition or achieve the anticipated benefits from the transaction; unanticipated difficulties or expenditures relating to the Shell Acquisition; changes in fiscal regime or tax, environmental and other laws applicable to our business; and disruptions resulting from accidents, extraordinary weather events, civil unrest, political events, war, terrorism, cyber attacks or information technology failures, constraints or disruptions; and other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.